UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2025

SKY CONSTANT CENTURY INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54956	46-2323674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1805-06, Tower 6, 33 Canton Road

Tsim Sha Tsui, Hong Kong

(Address of principal executive offices & zip code)

(+86) 18217702866

(Registrants’ telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Sky Constant Century Inc. (the “Company”) is pleased to announce that it has entered into active and constructive preliminary discussions with Zhejiang Yiqikang Health Industry Co., Ltd. (“Yiqikang”), a AAA-rated enterprise in China, regarding a potential strategic combination between the two companies, including but not limited to a possible merger or acquisition. Both parties share a common vision and mutual interest in exploring deeper integration to jointly build a leading platform in the global health and wellness sector. These ongoing discussions reflect a shared recognition of the complementary strengths of both organizations and the significant potential benefits that may arise from a closer strategic relationship. Through potential integration of resources and capabilities, the parties believe there is meaningful opportunity to create long-term value and accelerate business growth.

Yiqikang is a well-established enterprise in China’s health industry, dedicated to providing scientific, systematic, and personalized health management solutions for chronic disease and sub-health populations. Led by Chairwoman Ms. Sun Limin, President Mr. Zhu Lingen, and General Manager Ms. Zhu Yunqin, Yiqikang operates a comprehensive ecosystem covering assessment, intervention, tracking, and optimization, alongside testing, research, services, and care. Yiqikang has earned multiple AAA-rated certifications for its business credibility and service quality and maintains close cooperation with Beijing Huaxia Integrative Medicine Research Institute. The company actively integrates multiple patented technologies into its product development and service innovation, including selenium-rich sturgeon bone peptides, probiotic strains for functional health, and microencapsulated nattokinase. These innovations support Yiqikang’s long-term strategies in AI-driven health diagnostics, chronic disease research, and expansion of a nationwide health service network.

Both parties are exploring opportunities to collaborate in health management technologies, service network expansion, and resource integration. While the discussions are positive and progressing, they remain at an exploratory stage. No binding agreement has been signed, and there can be no assurance that any transaction will be completed. Both parties recognize the significant potential benefits of a strategic combination and share a willingness to continue deepening discussions towards this direction.

The Company’s corporate structure remains unchanged. The Company will provide timely updates in accordance with applicable SEC disclosure requirements if there are any material developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SKY CONSTANT CENTURY INC.
(Name of Registrant)

Date: July 21, 2025	By:	/s/ Zhiyang Zhang
	Name:	Zhiyang Zhang
	Title:	Chief Executive Officer

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